SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”), desires to become a holder of common shares (the “Shares”) of Elventix Technology Corporation, a corporation organized under the laws of the state of Wyoming (the “Company”); one share of Common Stock has a par value $0.001 per share. Accordingly, the Subscriber hereby agrees as follows:

1.           Subscription.

1.1	The Subscriber hereby subscribes for and agrees to accept from the Company that number of Shares set forth on the Signature Page attached to this Subscription Agreement (the “Agreement”), in consideration of $0.03 per share. This offer to purchase is submitted in accordance with and subject to the terms and conditions described in this Subscription Agreement (the "Agreement"). The Subscriber acknowledges that the Company reserves the right, in its sole and absolute discretion, to accept or reject this subscription and the subscription will not be binding until accepted by the Company in writing.

1.2	The closing of the Subscription of Shares hereunder (the “Closing”) shall occur immediately upon: (i) receipt and acceptance by the Company of a properly executed Signature Page to this Agreement; and (ii) receipt of all funds for the subscription of shares hereunder.

2.           Purchase Procedure.  The Subscriber acknowledges that, in order to subscribe for Shares, he must, and he does hereby, deliver to the Company:

2.1	One (1) executed counterpart of the Signature Page attached to this Agreement together with the passport copy or government ID copy; and

2.2

A check, trade draft or media due bill in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder, either made payable to the order of Elventix Technology Corporation; or an escrow agent as agreed upon by the Company, for the benefit of Elventix Technology Corporation. Wire transfer and telegraphic transfer are also accepted.

2.3	Should the Subscriber remit payment in a currency other than U.S. dollars (USD), the amount shall be converted into USD at the applicable exchange rate determined by the receiving financial institution. The Subscriber shall bear all associated costs and charges, including but not limited to bank fees, currency conversion charges, and processing delays. The Company disclaims any liability for foreign exchange fluctuations or timing issues related to such conversions. Unless stated otherwise, any percentage figures derived under this Subscription Agreement shall be rounded to the nearest whole number. Likewise, monetary amounts calculated under this Agreement shall be rounded to the nearest whole U.S. dollar.

3.           Representations of Subscriber.  By executing this Agreement, the Subscriber makes the following representations, declarations and warranties to the Company, with the intent and understanding that the Company will rely thereon:

3.1	Such Subscriber acknowledges the public availability of the Company’s current prospectus which can be viewed on the SEC Edgar Database, under the CIK number 0002076765. This prospectus is made available in the Company’s most recent S-1 Registration Statement deemed effective on . In this prospectus it makes clear the terms and conditions of the offering of Common Stock and the risks associated therewith are described.

3.2	All information herein concerning the Subscriber is correct and complete as of the date hereof and as of the date of Closing.

3.3	If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

4.           Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Wyoming.

5.           Execution in Counterparts.  This Subscription Agreement may be executed in one or more counterparts.

6.           Persons Bound.  This Subscription Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

7.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

8.           CERTIFICATION.  THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

[SIGNATURE PAGE FOLLOWS]

SUBSCRIBER SIGNATURE

The undersigned, desiring to subscribe for the number of Shares of Elventix Technology Corporation, (the “Company”) as is set forth below, acknowledges that he/she has received and understands the terms and conditions of the Subscription Agreement attached hereto and that he/she does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date set forth below.

(PLEASE PRINT OR TYPE)

Number of Shares
x $0.03 Per Share
Total Amount of Subscription: USD

Exact name(s) of Subscriber(s):
Address of Subscriber:
Signature of Subscriber(s):
(Signature)
Date:
Address of Subscriber:

Name of Director of the Company:	Tallis Mateus Da Silva

Signature of Director of the Company:
(Signature)
Date: